SCM Trust

FORM OF

Amendment Number One to the Amended and Restated By-Laws

Dated June 12, 2011

RESOLVED, that effective May [   ], 2020, each reference to “Shelton Greater China Fund” in the Bylaws of SCM Trust shall be amended and restated in its entirety as “SCM Trust”.